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Feb. 2, 2000

Media:        M.A. Shute        John Sousa
              (713) 767-8545    (713) 507-3936

Analyst:      Margaret Nollen   Katherine Richardson
              (713) 767-8707    (713) 767-8368


                        DYNEGY-ILLINOVA MERGER COMPLETED
                        --------------------------------

HOUSTON (FEB. 2, 2000) - Dynegy Inc. and Illinova Corp. today announced the completion of the previously announced merger of the companies, creating a new combined entity named Dynegy Inc. (NYSE: DYN).

      The transaction creates a company with a total market capitalization of more than $10 billion. The company has interests in power plants with more than 14,000 megawatts (MW) of domestic generating capacity, average worldwide natural gas sales of more than 10 billion cubic feet per day (Bcf/d) and more than 1.4 million retail customers. With the completion of the merger, the combined company has more than $12 billion in assets and $22 billion in projected annual revenues from energy operations throughout North America and Europe. Dynegy will have approximately 145 million shares of common stock outstanding, with approximately 60 percent of those shares - or approximately $4 billion of public float as of today - trading on the NYSE under the DYN ticker symbol. Illinois Power will continue as a Decatur, Ill.-based subsidiary of Dynegy.

      "The pace at which this merger has been completed reflects the companies' strong natural fit and ability to work together to achieve the large potential we see in the future for our shareholders," said Chuck Watson, chairman and chief executive officer of Dynegy Inc. "Transition teams from both companies, collaborating since June, have successfully integrated the management team, giving us confidence that we will achieve the synergy estimates of the merger. We have significantly strengthened our competitive position across the entire convergence value chain - from power

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generation to wholesale and retail marketing and trading of both power and gas."

      "Illinois Power's customers will benefit from increased access to reliable, competitively priced energy supplies and solutions tailored to their energy needs, delivered by a company with greater financial strength and flexibility than Illinois Power had on a stand-alone basis," said Larry Altenbaumer, Illinois Power president. "This merger is a transforming event for Illinois Power and a strategic move that opens new opportunities for Dynegy," he added.

Transaction Terms
-----------------

      The merger was accomplished through the formation of a new corporation, which acquired all of the stock of both predecessor companies for a combination of stock and cash. At their election, previous Dynegy shareholders received, in exchange for each share of Dynegy common stock, either 0.69 shares of new company common stock or $16.50 in cash consideration per share; previous Illinova shareholders exchanged their shares for new company common stock on a share-for-share basis. Following the transaction, previous Dynegy shareholders own approximately 51% of the new company.

      Also as part of the transaction, NOVA Chemicals and BG plc, which had owned a combined approximate 50 percent interest in Dynegy, each exchanged their holdings for approximately $542 million in cash and 3,348,888 shares of a new convertible preferred stock. Chevron U.S.A., which had an approximate 29 percent interest in Dynegy, converted its holding to stock and invested $200 million of new equity capital in the combined company thereby maintaining its approximate 29 percent ownership interest in the new company.

Initial Merger Results
----------------------

      The merger is expected to be accretive to earnings in the first year, and will provide improved fuel supply reliability and price stability in utility operations and significant new operating leverage in energy convergence market opportunities with the addition of 3,800 MWs of unregulated power located in the
Midwest:

      . Earnings Impact - Annual pre-tax revenue enhancements and cost savings totaling between $125 million and $165 million are projected to result from the merger, approximately two-thirds from revenue enhancements achieved by optimizing Illinova's existing portfolio of generation assets, and approximately one-third from cost savings, including immediate and staged eliminations of more than 550 members of the combined 5,500-person workforce; elimination of duplicate corporate programs and activities; improved operating efficiencies; and lower capital costs.

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        . Convergence Opportunities - Dynegy will increase utilization and marketing of Illinova's 3,800 MWs of Midwest generation capacity in excess of local market requirements and will identify opportunities to expand Dynegy's marketing and trading operations through access to the combined company's customer base. The new company is expected to generate approximately 70 percent of its earnings and cash flow from non-regulated activities in 2000, a level expected to increase as the company invests in new generation assets as part of an approximate $5 billion corporate capital expenditure program over the next five years.

        . Reliability of Supply - Retail customers gain higher reliability and cost-effectiveness from the application of Dynegy's marketing, trading and risk management capabilities to Illinois Power's indigenous generation capacity and expanded access to generation capacity from other markets across the country.

Long-Term Competitive Advantages
--------------------------------

      "Dynegy's objective is to own, control or manage 70,000 megawatts of generating capacity within the next four years. The addition of Illinova's Midwest generation portfolio provides Dynegy with the additional capacity the company has been seeking to accelerate its energy convergence strategy," added Watson. "By successfully executing our strategic plan to leverage Dynegy's power and natural gas marketing and trading capabilities with ownership or control over strategically located generation assets, we will maintain our leadership position in the energy convergence business."

Dynegy Inc.
-----------

      Upon closing, Chuck Watson, chairman and chief executive officer of Dynegy Inc., retained that title in the combined company. Stephen W. Bergstrom, president and chief operating officer; John U. Clarke, executive vice president; and Kenneth E. Randolph, senior vice president and general counsel; along with Watson, comprise the company's office of the chairman. Charles E. Bayless, former chairman, president and chief executive officer of Illinova, continues as a non-executive director of the combined company. The board of the new company, which is incorporated in Illinois and headquartered in Houston, Texas, consists of seven members of the former Illinova board and seven members of the previous Dynegy board, including three designees of Chevron.

      The merger has been structured to provide Dynegy with a strong balance sheet and the financial strength necessary to execute its strategic plan. A new holding company, named Dynegy Inc., has been formed as part of the merger to hold the stock of Illinova Corp. and the stock of the

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company formerly known as Dynegy Inc. The corporation previously known as Dynegy
Inc. has been renamed Dynegy Holdings Inc. and will continue to own Dynegy Marketing and Trade and Dynegy Midstream Services, L.P. The indebtedness incurred to consummate the merger is expected to be substantially retired by the end of 2000, primarily through a combination of sales of less strategic assets and an equity offering of about $250 million.

      Illinova will pay its final common stock dividend of $0.31 per share on February 16, 2000 to shareholders of record on February 1, 2000. It is anticipated that the combined company will adopt an initial annual dividend of $0.60 per share, payable quarterly subject to financial condition, results of operations and capital requirements.

      Lehman Brothers, Inc. acted as financial advisor and provided a fairness opinion to Dynegy. Chase Securities Inc. and Berenson Minella & Co. acted as financial advisors and provided fairness opinions to Illinova.

      Dynegy Inc. is one of the country's leading marketers of energy products and services. Through its leadership position in power generation and marketing, gathering, processing, and transportation of energy, the company provides energy solutions to its customers primarily in North America and the United Kingdom. Dynegy's principal businesses - Energy Convergence, Liquids and Transmission and Distribution - operate through the following subsidiaries:

 . Dynegy Marketing and Trade, the company's power generation and power and natural gas marketing and trading subsidiary, focuses on energy convergence. This includes the marketing, trading and arbitrage opportunities that exist among power, natural gas and coal that can be enhanced by the control and optimization of related physical assets, as well as the marketing of energy products and services to the retail sector through Dynegy Energy Services and its alliances with leading utility companies.

 . Dynegy's natural gas liquids subsidiary, Dynegy Midstream Services, Limited
  Partnership, includes North American midstream liquids operations, global natural gas liquids transportation and marketing operations.

 . Illinois Power, a regulated subsidiary of Dynegy based in Decatur, Ill., serves more than 650,000 natural gas and electricity customers in a 15,000-square-mile area in southern Illinois.


This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Dynegy believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the need to acquire additional generation capacity on satisfactory terms to fulfill growth expectations; competitive and other factors that could make

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anticipated revenue enhancements difficult to achieve, the difficulties inherent in combining two businesses and reducing costs; fluctuations in commodity prices for natural gas, electricity, natural gas liquids, crude oil, or coal; competitive practices in the industries in which Dynegy competes; operations and systems risks; environmental liabilities, which are not covered by indemnity or insurance; general economic and capital market conditions, including fluctuations in interest rates; and the impact of current and future laws and governmental regulations (particularly environmental regulations) affecting the energy industry in general, and Dynegy's operations in particular.

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For more information about Dynegy or the merger, please visit its web site at
www.dynegy.com.